JOINT VENTURE AGREEMENT

This Agreement is entered into by and between Masaood Group, LTD., and Universal Property Development and Acquisition Corp ("UPDA"), whose address is 14255 US Highway 1, Suite 2180, Juno Beach, Florida 33408, Rene Kronvold ("Kronvold"), Triple Crown Consulting ("TCC") whose address is 1946 N. Oak Haven Circle, Miami Beach, FL 33179 and RWKJ, Inc. ("RWKJ"). For the purpose of this Agreement and ease of reference all aforementioned parties are hereinafter referred to collectively as "Parties" and individually as "Party."

WHEREAS, the Parties have had discussions setting forth the basic principles on which they intended to proceed in a joint venture; and

WHEREAS, the Parties have undertaken to proceed with such joint venture; and

WHEREAS, the Parties have discussed and negotiated various issues and the within constitutes a definitive agreement relative to the proceedings of the joint venture; and

WHEREAS, the Parties have established a Nevada corporation known as West Oil & Gas, Inc. (WOG) to carry out their joint venture.

                                   AGREEMENTS

1.       UPDA will own seventy percent (70%) of the capital stock in WOG.

2. Masaood Group, LTD. will own fifteen percent (15%) of the capital stock in WOG.

3.       TCC will own five percent (5%) of the capital stock in WOG.

4.       RWKJ will own five percent (5%) of the capital stock in WOG.

5.       Kronvold will own five percent (5%) of the capital stock in WOG.

6. WOG will have a five (5) member board of directors with three (3) chosen by UPDA, one (1) selected by Masaood and one (1) selected by TCC.

7.       WOG will employ a financial/office manager approved by UPDA.

8. Masaood will be responsible for the day-to-day management of the oil and gas operations of WOG and will pay all expenses associated therewith.

9. The books and records of WOG will be subject to review and/or audit as directed by UPDA or required by law.

11. The Parties will be granted preferred stock in WOG in an amount equal to their investment therein and the parties agree and consent to the amendment of the articles of incorporation of WOG to authorize and provide for the issuance of up to 100,000 shares of such preferred stock.

12. The parties agree that the within constitutes the entire agreement of the parties and that no modification hereof is effective unless evidenced by written agreement executed by all of the parties. The parties further agree that the terms of the within shall be interpreted according to their usual and customary meaning and that said terms shall not be strictly construed against any party hereto.

Executed on this 25th day of January, 2006

UNIVERSAL PROPERTY DEVELOPMENT AND ACQUISITION CORPORATION


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By: Kamal Abdallah, CEO

MASAOOD GROUP, LTD.


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By:

TRIPLE CROWN CONSULTING


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By: Ben Kaplan

RWKJ


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By:


RENE KRONVOLD

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